CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

OF

BRANDES INVESTMENT TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.              Name of Statutory Trust:  Brandes Investment Trust (the "Trust").

2.              The Certificate of Amendment to the Certificate of Trust is hereby amended to revise Article SECOND and add Article ELEVENTH as follows:

SECOND:  As required by 12 Del. Code §§3807(b) and 3810(a)(1)b, the name and business address of the Statutory Trust’s Registered Agent for Service of Process and the address of the Statutory Trust’s Registered Office are:

Registered Agent	Address of Statutory Trust’s Registered Office and Business Address of Registered Agent

The Corporation Trust Company	1209 Orange Street Wilmington, Delaware 19801

The name and business address of each trustee of the Statutory Trust is as follows:

Name	Business Address

Craig Wainscott	11988 El Camino Real, Suite 500 San Diego, CA 92130

J. Michael Gaffney	11988 El Camino Real, Suite 500 San Diego, CA 92130

Jean E. Carter	11988 El Camino Real, Suite 500 San Diego, CA 92130

Robert M. Fitzgerald	11988 El Camino Real, Suite 500 San Diego, CA 92130

Oliver Murray	11988 El Camino Real, Suite 500 San Diego, CA 92130

Jeff Busby	11988 El Camino Real, Suite 500 San Diego, CA 92130

        ELEVENTH:  On November 16, 2012, the Trust’s Board of Trustees approved name changes for certain fund series as shown below; such name changes to be effective January 31, 2013:

Previous Fund Name	New Fund Name (as of January 31, 2013)
Brandes Institutional Core Plus Fixed Income Fund	Brandes Core Plus Fixed Income Fund

Brandes Institutional Global Equity Fund	Brandes Global Equity Fund

Brandes Institutional International Equity Fund	Brandes International Equity Fund

Brandes Institutional Emerging Markets Fund	Brandes Emerging Markets Fund

3.              This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 25th day of February 2013.

By:                 /s/Jeff Busby
Jeff Busby, Trustee